UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2010 (July 14, 2010)

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Oak Court Drive, Suite 300 Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 14, 2010, Education Realty Trust, Inc. and certain of its subsidiaries (collectively, the “Company”) entered into definitive agreements with 929 N. Wolfe Street, LLC (the “Owner”), a wholly-owned subsidiary of East Baltimore Development, Inc. (“EBDI”), a non-profit entity, for the development, financing and management of a 20-story, 572-bed graduate student housing complex (the “Project”) at the Science + Technology Park at Johns Hopkins Medical Institute (“Johns Hopkins”). The Project will be constructed on land owned by Johns Hopkins that has been leased to the Owner. The Company has commenced construction with the opening of the Project scheduled for the summer of 2012.

Financing Arrangements

The total cost of the Project, which is approximately $60 million, is expected to be financed through a $42 million conventional construction loan provided by a third-party lender to the Owner and an $18 million second mortgage loan provided by the Company to the Owner (the “Second Mortgage”). The construction loan and Second Mortgage are credit enhanced by a replenishing $2.5 million cash reserve fund provided by the Owner to cover any cash shortfalls. This cash reserve fund is equivalent to approximately 50% of annual cash flow before debt service and will be replenished as necessary each year until a 1.10 debt service coverage ratio with respect to all of the financing for the Project has been achieved for 12 consecutive months.

The term of the Second Mortgage is 30 years and matures in July 2040. The Second Mortgage will earn interest at an annual rate of 10% for years 1 through 5 (including construction periods), 12% for years 6 through 10 and 14% thereafter. The Second Mortgage contains customary affirmative and negative covenants and is secured by a lien on the leasehold interest and a pledge of the replenishing cash reserve fund.

The Company has committed to provide a guarantee (the “Guaranty”) of repayment of the third-party construction loan if such is ultimately obtained. The Company will receive a guarantee fee of approximately $3.0 million.

The Company has also committed to fund the $42 million construction loan if such financing cannot be obtained from a third-party lender. Accordingly, in the event that the construction financing is not obtained from a third-party lender, the Company would provide the entire $60 million necessary to finance the Project. To date, the Owner has selected a third-party lender based upon receiving a non-binding commitment letter for a construction loan.

The agreements for the construction loan, Guaranty and Second Mortgage will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

Development Project at the Science + Technology Park at Johns Hopkins

The Company announced today the commencement of construction for the previously announced Project at Johns Hopkins. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Development Agreement

Under the terms of the Development Agreement, the Owner will pay the Company development and construction oversight fees of approximately $2.1 million and, upon execution of the Development Agreement, the Owner reimbursed the Company for $2.1 million of pre-development costs that the Company had already incurred. Approximately $1.3 million of the pre-development costs were previously expensed by the Company with the remaining $0.8 million recorded as deferred costs pursuant to previously executed reimbursement agreements. The Development Agreement contains additional terms and conditions which are typical of development agreements generally entered into by the Company in the ordinary course of business.

Management Agreement

Under the terms of the Management Agreement, the Owner will pay the Company management fees based upon 4% of gross revenues generated from the Project.  First year fees are estimated to be approximately $300,000. The term of the Management Agreement is the greater of 10 years or until the full repayment of the Second Mortgage. The Management Agreement contains additional terms and conditions which are typical of management agreements generally entered into by the Company in the ordinary course of business.

Business Considerations

Though the deal structure for the development, financing and management of the Project is different than the Company’s previous development projects, the Company believes that, except for the following notable differences, the overall risk and reward will generally be commensurate with its ONE Plan on-campus development projects, under which the Company uses its equity and financial stability to fund and own projects on university land.

•	First full year forecasted yield is 10%, which is at least 200 basis points above the first year forecasted yield for a ONE Plan on-campus development project;

•	Risk is mitigated by the replenishing cash reserve fund that represents approximately 50% of yearly EBITDA;

•	Upside benefits are limited by the 10% coupon in years 1-5 on the $18 million Second Mortgage; and

•	Projected un-leveraged internal rate of return for the Project development, including fees, is expected to be in the upper teens, which exceeds other deals the Company is underwriting.

Accounting Considerations

The Company’s statements of operations will recognize the development services revenue and interest income earned on the Second Mortgage when the Second Mortgage is repaid. The Company’s calculation of Funds From Operations – Adjusted will, however, include the economic benefits of these items on a quarterly basis.

ONE Plan Development Project at the University of Texas at Austin

The Company announced today that The University of Texas System Board of Regents has awarded the Company a ONE Plan on-campus development project at the University of Texas at Austin. A copy of the press release is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

Safe Harbor Statement

The Company believes that certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated July 19, 2010
99.2	Press Release dated July 19, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: July 19, 2010	By:	/s/ Randall H. Brown
Randall H. Brown Executive Vice President, Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated July 19, 2010
99.2	Press Release dated July 19, 2010